Exhibit 99.4

Powerbridge Technologies Co., Ltd.

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

February 13, 2019

VIA EDGAR

Diane Fritz

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Information Technologies and Services

100 F Street, N.E.

Mail Stop 4631

Washington, DC 20549

Re:	Powerbridge Technologies Co., Ltd.
Registration Statement on Form F-1
Filed January 4, 2019
File No. 333-229128
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Dear Ms. Fritz:

The undersigned, Powerbridge Technologies Co., Ltd. (the “Company”, “Powerbridge,” “we”, “us” or “our”), a foreign private issuer organized under the laws of the Cayman Islands, is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its amended registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of December 31, 2017 and 2016 and for each of the two fiscal years ended December 31, 2017 and 2016, and unaudited interim consolidated financial statements as of June 30, 2018 and for each of the six-month periods ended June 30, 2018 and 2017.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission (the “Staff”) at Section III. B. c, in which the Staff notes that: “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction;
2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period;
3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;
4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2018 will be available until April 30, 2019; and
5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Thank you for your consideration of the Company’s request, which we hope will be acceptable to the Chief Accountant. If additional information would be helpful in your analysis of the Company’s request or you have any questions or comments regarding the information in this letter, we ask that you forward them by electronic mail to our counsel, Louis Taubman at ltaubman@htflawyers.com or by telephone at 917-512-0827.

Very truly yours,

/s/ Ban Lor
Ban Lor
CEO

cc:	Louis Taubman
Hunter Taubman Fischer & Li LLC